As filed with the Securities and Exchange Commission on December 6, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CUE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-3324577
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

40 Guest Street

Boston, Massachusetts 02135

(617) 949-2680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel R. Passeri

Chief Executive Officer

Cue Biopharma, Inc.

40 Guest Street

Boston, Massachusetts 02135

(617) 949-2680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Cynthia T. Mazareas

Caroline Dotolo

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: (617) 526-6000

Fax: (617) 526-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 6, 2022

PROSPECTUS

18,376,812 Shares

Common Stock

This prospectus relates to the resale from time to time of up to 18,376,812 shares of common stock of Cue Biopharma, Inc. by the selling stockholders listed on page 8, including their donees, pledgees, assignees, transferees or other successors-in-interest, which consist of 7,656,966 outstanding shares of our common stock held by the selling stockholders, 1,531,440 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants held by the selling stockholders to purchase shares of our common stock and 9,188,406 shares of our common stock issuable upon the exercise of outstanding warrants held by the selling stockholders to purchase shares of our common stock (the “Warrants”) (or issuable upon exercise of pre-funded warrants to purchase shares of our common stock that are issuable to holders of Warrants upon exercise of such Warrants for pre-funded warrants in lieu of common stock). We will not receive any proceeds from the sale of the shares offered by this prospectus.

We have agreed, pursuant to a registration rights agreement that we have entered into with the selling stockholders, to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals, if any, incurred for the sale of these shares of our common stock.

The selling stockholders identified in this prospectus, or their donees, pledgees, assignees, transferees or other successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 8.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CUE.” On December 5, 2022, the last reported closing sale price of our common stock on Nasdaq was $3.57 per share. You are urged to obtain current market quotations for our common stock.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” for additional information.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

You should rely only on the information contained or incorporated by reference in this prospectus. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing. You should read and carefully consider the entire prospectus, especially the “Risk Factors” section of this prospectus, before deciding to invest in our common stock.

Overview

We are a clinical-stage biopharmaceutical company developing a novel class of T cell engager biologics designed to selectively engage and modulate tumor-specific T cells directly within the patient’s body. We believe our proprietary Immuno-STAT (Selective Targeting and Alteration of T Cells) platform will allow us to harness the fullest potential of the patient’s intrinsic immune repertoire to fight cancer and restore health while avoiding the deleterious side effects of broad non-specific immune activation. In addition to the selective modulation of tumor specific T cells, we believe the core features of Immuno-STATs offer competitive differentiation, including modularity, manufacturability, and convenient administration that allows for versatility to treat a broad range of diseases.

While we have demonstrated the potential application of our Immuno-STAT platform in preclinical studies in cancer, chronic infectious disease, and autoimmune disease, we are currently prioritizing and strategically focusing on drug product candidates for treating cancer in our CUE-100 series, which exploits rationally engineered interleukin 2 for selective activation and expansion of tumor-specific T cells. We are actively seeking third party support through partnerships and collaborations, or alternative funding structures, to further develop our programs outside of oncology, including our CUE-200, CUE-300 and CUE-400 series.

Our drug product candidates are in various stages of clinical and preclinical development, and we believe that these candidates have significant potential value, however our activities are also subject to significant risks and uncertainties. We have not yet commenced any commercial revenue-generating operations, have limited cash flows from operations, and will need to access additional capital to fund our growth and ongoing business operations.

Corporate Information

We were incorporated as Imagen Biopharma, Inc. in Delaware on December 31, 2014. In October 2016, we changed our name to Cue Biopharma, Inc. The address of our corporate headquarters is 40 Guest Street, Boston, Massachusetts 02135 and our telephone number is (617) 949-2680. Our website address is www.cuebiopharma.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into and is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Cue,” “the company,” “we,” “us” and “our” refer to Cue Biopharma, Inc. and our wholly owned subsidiary, Cue Biopharma Securities Corp., a Massachusetts corporation.

CUE BIOPHARMA™, Immuno-STAT™, Neo-STAT™ and our logo are some of our trademarks and registered marks used in this prospectus and the documents incorporated by reference herein. This prospectus and the documents incorporated by reference herein may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames appear without the ® and ™ symbols, but the omission of those references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and tradenames.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may remain an emerging growth company until December 31, 2022 or until such earlier time as we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by selling stockholders	18,376,812 shares, consisting of 7,656,966 outstanding shares of our common stock, 1,531,440 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants and 9,188,406 shares of our common stock issuable upon the exercise of Warrants (or issuable upon exercise of pre-funded warrants to purchase shares of our common stock that are issuable to holders of Warrants upon exercise of such Warrants for pre-funded warrants in lieu of common stock).

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section on page 4 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“CUE”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks and uncertainties described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the Securities and Exchange Commission (the “SEC”), from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms. All statements, other than statements of historical fact, contained in this prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements.

The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

•	the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and our research and development programs;

•	our estimates regarding expenses, future revenue, capital requirements and need for additional financing;

•

our expectations regarding our ability to fund our projected operating requirements with our existing cash resources and the period in which we expect that such cash resources will enable us to fund such operating requirements;

•	our plans to develop our drug product candidates;

•	the timing of and our ability to submit applications for, obtain and maintain regulatory approvals for our drug product candidates;

•	the potential advantages of our drug product candidates;

•	the rate and degree of market acceptance and clinical utility of our drug product candidates, if approved;

•	our estimates regarding the potential market opportunity for our drug product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position;

•	our ability to identify additional products, drug product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

•	the impact of government laws and regulations;

•	our competitive position;

•	developments relating to our competitors and our industry;

•	our ability to maintain and establish collaborations or obtain additional funding; and

•	the impacts of the COVID-19 pandemic.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include the factors discussed above under the heading “Risk Factors.”

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties as well as our own estimates. All of the market data incorporated by reference in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our drug product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may differ materially from what we expect. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders.

The selling stockholders will pay discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including filing and printing fees, our counsel and accounting fees and expenses, costs associated with clearing the shares covered by this prospectus for sale under applicable state securities laws and listing fees.

SELLING STOCKHOLDERS

On November 14, 2022, we entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”), pursuant to which we issued and sold in a private placement (the “Private Placement”) an aggregate of 7,656,966 shares of our common stock and, in lieu of shares of common stock, pre-funded warrants to purchase an aggregate of 1,531,440 shares of our common stock, and accompanying Warrants to purchase an aggregate of up to 9,188,406 additional shares of common stock (or pre-funded warrants to purchase common stock in lieu thereof) at a price of $3.265 per unit, consisting of a share of our common stock and an accompanying Warrant to purchase one share of our common stock (a “Common Stock Unit”), or $3.2649 per unit, consisting of a pre-funded warrant to purchase a share of our common stock and an accompanying Warrant to purchase one share of our common stock (a “Pre-Funded Warrant Unit”). The price per Pre-Funded Warrant Unit represents the price of $3.265 per Common Stock Unit sold in the Private Placement, minus the $0.0001 per share exercise price of each pre-funded warrant included in a Pre-Funded Warrant Unit. The exercise price of the Warrants is $3.93 per share, or if exercised for a pre-funded warrant in lieu thereof, $3.9299 per pre-funded warrant (representing the Warrant exercise price of $3.93 per share minus the $0.0001 per share exercise price of each such pre-funded warrant). The closing of the issuance and sale of these securities was consummated on November 16, 2022 (the “Private Placement Closing Date”). The Warrants are exercisable at any time after their original issuance and prior to five years after the Private Placement Closing Date. The pre-funded warrants are exercisable at any time after their original issuance and will not expire. The shares issuable upon exercise of the Warrants and pre-funded warrants will become eligible for sale by the selling stockholders under this prospectus only when the Warrants or pre-funded warrants are exercised. We cannot predict when or whether any of the selling stockholders will exercise their Warrants or pre-funded warrants.

The Warrants and pre-funded warrants issued or issuable in the Private Placement provide that a holder of Warrants or pre-funded warrants does not have the right to exercise any portion of its Warrants or pre-funded warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our issued and outstanding common stock or any other class of equity security that is registered pursuant to Section 12 of the Exchange Act (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, but not to any percentage in excess of 19.99%, and provided that any increase will not be effective until the 61st day after such notice is delivered to us.

In connection with the Private Placement, we entered into a registration rights agreement with the Investors, dated as of November 14, 2022 (the “Registration Rights Agreement”), pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock sold in the Private Placement and the shares of common stock underlying the Warrants and pre-funded warrants described above. We agreed to file such registration statement within 20 days following the Private Placement Closing Date. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus forms a part has been filed in accordance with the Registration Rights Agreement.

We received gross proceeds of approximately $30.0 million from the Private Placement, before deducting placement agent fees and offering expenses, and excluding any proceeds that we may receive upon exercise of any pre-funded warrants and Warrants.

The foregoing summary descriptions of the Purchase Agreements and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to the registration statement of which this prospectus forms a part, and are incorporated by reference herein.

This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of shares of our common stock that were issued to the Investors pursuant to the Purchase Agreements, plus the total number of shares of our common stock issuable upon exercise of the Warrants and pre-funded warrants issued or issuable to the selling stockholders, without giving effect to the Beneficial Ownership Limitation described above. The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of November 25, 2022. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. When we refer to the “selling stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the selling stockholders listed in the table below as offering shares, as well as their respective donees, pledgees, assignees, transferees or other successors-in-interest. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of our common stock and the shares underlying the Warrants and pre-funded warrants issued or issuable to the selling stockholders pursuant to the Purchase Agreements (or issuable upon exercise of pre-funded warrants to purchase shares of our common stock that are issuable to holders of Warrants upon exercise of such Warrants for pre-funded warrants in lieu of common stock), without giving effect to the Beneficial Ownership Limitation described above. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.

The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes all shares of our common stock beneficially held by such selling stockholder as of November 25, 2022, which includes (i) all shares of our common stock purchased by such selling stockholder in the Private Placement and (ii) all shares of common stock issuable upon exercise of the Warrants and/or pre-funded warrants purchased by such selling stockholder in the Private Placement. The percentages of shares owned before and after the offering are based on 43,042,548 shares of common stock outstanding as of November 25, 2022, which includes the outstanding shares of common stock offered by this prospectus but does not include any shares of common stock offered by this prospectus that are issuable pursuant to warrants and are deemed outstanding in the table below because they are beneficially owned by a person.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock issuable upon the exercise of the Warrants and pre-funded warrants held by that selling stockholder described above because all are exercisable within 60 days of November 25, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Slate Path Master Fund LP(3)	3,321,291	7.56%	1,837,672	1,483,619	3.45%
Entities affiliated with Bleichroeder LP(4)	1,162,556	2.68%	612,556	550,000	1.28%
Entities affiliated with Prosight Management, LP(5)	2,342,034	5.36%	1,225,114	1,116,920	2.59%
Entities affiliated with Baker Bros. Advisors LP(6)	3,062,880	6.64%	3,062,880	—	—
Entities affiliated with SilverArc Capital Management, LLC(7)	612,556	1.41%	612,556	—	—
Aaron A. Grunfeld and Patricia Greenberg-Grunfeld(8)	50,000	*	50,000	—	—
Andes Capital Financing LLC(9)	61,256	*	61,256	—	—
Fatima, LLC(10)	101,884	*	91,884	10,000	*

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Andrew Schwartzberg(11)	3,062,788	6.87%	3,062,788	—	—
The Rachitsky Family Trust Dated 10-26-2010(12)	30,628	*	30,628	—	—
Anthony Digiandomenico and Jessica Digiandomenico(13)	257,304	*	153,140	104,164	*
Artem Sagalovich(14)	20,000	*	20,000	—	—
Austin F Elkins and Rebecca L Elkins(15)	12,252	*	12,252	—	—
Charles B. Humphrey(16)	45,942	*	45,942	—	—
William Noble Jr.(17)	61,256	*	61,256	—	—
Brett Schafer(18)	61,256	*	61,256	—	—
Brian Weitman(19)	153,140	*	153,140	—	—
MCM Partners, L.P.(20)	61,256	*	61,256	—	—
Christopher Domencic(21)	30,628	*	30,628	—	—
Christopher A. Marlett Living Trust(22)	912,492	2.09%	600,000	312,492	*
Cliff Martin Living Trust(23)	60,000	*	60,000	—	—
The Daniel B Root Revocable Trust(24)	20,000	*	20,000	—	—
Candlestick Lane Investments, LP(25)	215,015	*	30,628	184,387	*
Erick Richardson Jr.(26)	306,278	*	306,278	—	—
Feliks Manyak and Polina Manyak(27)	61,256	*	61,256	—	—
Gary A. Schuman(28)	131,627	*	30,628	100,999	*
Public Ventures, LLC(29)	523,190	1.21%	523,190	—	—
George H. Brandon and Ruth M. Brandon(30)	140,888	*	140,888	—	—
Arnao Trust(31)	30,628	*	30,628	—	—
Joseph E Januszewski and Ashley B Januszewski(32)	61,256	*	61,256	—	—
Catalysis Partners, LLC(33)	183,768	*	183,768	—	—
Polaris Prime Small Cap Value, LP(34)	30,628	*	30,628	—	—
John C. Pernell Jr.(35)	30,628	*	30,628	—	—
John Stanley Revocable Trust dated 8/4/2006(36)	570,420	1.32%	150,000	420,420	*
Karla Mansell(37)	6,126	*	6,126	—	—
Kevin Cotter and Amy Cotter(38)	88,960	*	30,628	58,332	*
Causeway Bay Capital LLC(39)	30,628	*	30,628	—	—
Len R Adamson(40)	20,000	*	20,000	—	—
MacDonald J Bowyer(41)	30,628	*	30,628	—	—
Strome Mezzanine Fund II, LP(42)	3,159,120	7.09%	3,062,788	96,332	*
Martina Lang(43)	21,440	*	21,440	—	—
Kepmen Capital LLC(44)	30,000	*	30,000	—	—
Matthew Jones(45)	30,628	*	30,628	—	—
The Mihir Parikh and Keerti Gurushanthaiah Trust (DTD 11-22-2005)(46)	30,628	*	30,628	—	—
MN Trust(47)	61,256	*	61,256	—	—
Nimish Patel(48)	122,512	*	122,512	—	—
Paul Acker and Shauna Acker JTWROS(49)	61,256	*	61,256	—	—
Bristol Investment Fund Ltd(50)	306,278	*	306,278	—	—
Paul S. Tomaso(51)	30,628	*	30,628	—	—
Peter A. Appel(52)	2,134,780	4.92%	612,558	1,522,222	3.54%
Rafe W Wilkinson(53)	15,314	*	15,314	—	—
Ricardo Barrios Velasquez(54)	91,884	*	91,884	—	—

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Ricardo Barrios Solorzano(55)	91,884	*	91,884	—	—
Richard J Hofstra and Donna J Hofstra(56)	15,314	*	15,314	—	—
OPMFMK LLC, a Nevada LLC(57)	91,884	*	91,884	—	—
Street and Audrey Reeves Family trust 4-24-2004(58)	61,256	*	61,256	—	—
Carter Revocable Living Trust U/A 1-8-2019, Todd Carter, Erin Hansen Carter, TTEES(59)	15,314	*	15,314	—	—

*	Less than one percent
(1)

The number of shares of our Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus, including shares issuable upon the exercise of Warrants and pre-funded warrants issued in the Private Placement, without giving effect to the Beneficial Ownership Limitation.

(2)

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders, including common stock issuable upon exercise of the Warrants and pre-funded warrants issued or issuable in the Private Placement.

(3)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 2,402,455 shares of common stock held by Slate Path Master Fund LP (“Master Fund”) and (ii) 918,836 shares of common stock issuable upon exercise of Warrants held by Master Fund. Master Fund is prohibited from exercising such Warrants, if, as a result of such exercise, Master Fund would beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. The beneficial ownership amounts in the table above do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. Master Fund and its affiliates disclaim beneficial ownership of any shares of common stock the issuance of which would violate such Beneficial Ownership Limitation. Each of (i) Slate Path Capital LP (“Slate Path”), as the investment manager of the Master Fund, (ii) Jades GP, LLC (“Jades”), as the general partner of Slate Path, and (iii) David Greenspan, as the managing partner of Jades, may be deemed to beneficially own the shares owned by the Master Fund. Each of the foregoing disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein. The address for the Master Fund is Ugland House, 121 South Church Street, George Town, Cayman Islands KY1-1104 and the address for Slate Path, Jades and Mr. Greenspan is 717 Fifth Avenue, 16th Floor, New York, NY 10022.

(4)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 240,997 shares of common stock and 88,820 shares of common stock issuable upon exercise of Warrants, in each case held by 21 April Fund, L.P. and (ii) 615,281 shares of common stock and 217,458 shares of common stock issuable upon exercise of Warrants, in each case held by 21 April Fund, Ltd. Bleichroeder LP has voting and dispositive power with respect to the shares held by 21 April Fund, L.P. and 21 April Fund, Ltd. Michael M. Kellen is the portfolio manager of Bleichroeder LP and has voting and dispositive power with respect to the shares. The address of the selling stockholders is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105-4700.

(5)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 308,877 shares of common stock and 110,260 shares of common stock issuable upon exercise of Warrants, in each case held by Prosight Fund, LP, (ii) 685,312 shares of common stock and 242,083 shares of common stock issuable upon exercise of Warrants, in each case held by Prosight Plus Fund, LP,

(iii) 613,478 shares of common stock and 216,784 shares of common stock issuable upon exercise of Warrants, in each case held by GCM Grosvenor Equity Opportunities Master Fund, and (iv) 121,810 shares of common stock and 43,430 shares of common stock issuable upon exercise of Warrants, in each case held by Undiscovered Value Fund, LP (collectively, the “Prosight Funds”). The Prosight Funds are prohibited from exercising Warrants, if, as a result of such exercise, the Prosight Funds would beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. The beneficial ownership amounts in the table above do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. Prosight Management, LP is the sub-advisor or general partner and investment manager of each of the Prosight Funds, and by virtue of such status may be deemed to be the beneficial owner of the shares held by them. Prosight Partners, LLC is the general partner of Prosight Management, LP, and by virtue of such status may be deemed to be the beneficial owner of the shares held by the Prosight Funds. W. Lawrence Hawkins is the sole member of Prosight Partners, LLC, has voting and investment power with respect to the shares held by the Prosight Funds, and therefore may be deemed to be the beneficial owner of the shares held by them. W. Lawrence Hawkins disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of the selling stockholders is 5956 Sherry Lane, Suite 1365, Dallas, TX 75225.
(6)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 1,375,540 shares of common stock issuable upon exercise of pre-funded warrants and 1,375,540 shares of common stock issuable upon exercise of Warrants, in each case held by Baker Brothers Life Sciences, L.P., and (ii) 155,900 shares of common stock issuable upon exercise of pre-funded warrants and 155,900 shares of common stock issuable upon exercise of Warrants, in each case held by 667, L.P. Baker Brothers Life Sciences, L.P. and 667, L.P. (the “Funds”) are prohibited from exercising such pre-funded warrants and Warrants, if, as a result of such exercise, the Funds would beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. The beneficial ownership amounts in the table above do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. The Funds and their affiliates disclaim beneficial ownership of any shares of common stock the issuance of which would violate such Beneficial Ownership Limitation. Baker Bros. Advisors LP (“Adviser”) is the management company and investment adviser to the Funds and has sole voting and investment power with respect to the shares held by the Funds. Baker Bros. Advisors (GP) LLC (“Adviser GP”) is the sole general partner of Adviser. Julian C. Baker and Felix J. Baker are managing members of Adviser GP. Adviser GP, Felix J. Baker, Julian C. Baker and Adviser may be deemed to be beneficial owners of the securities directly held by the Funds. Julian C. Baker, Felix J. Baker, the Adviser and the Adviser GP disclaim beneficial ownership of all shares held by the Funds, except to the extent of their indirect pecuniary interest therein. The address for the above referenced entities and persons is 860 Washington Street, 3rd Floor, New York, NY 10014.

(7)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 14,707 shares of common stock and 14,707 shares of common stock issuable upon exercise of Warrants, in each case held by SilverArc Capital Alpha Fund I, L.P., (ii) 220,254 shares of common stock and 220,254 shares of common stock issuable upon exercise of Warrants, in each case held by SilverArc Capital Alpha Fund II, L.P., and (iii) 71,317 shares of common stock and 71,317 shares of common stock issuable upon exercise of Warrants, in each case held by Squarepoint Diversified Partners Fund Limited. SilverArc Capital Management, LLC is the investment adviser to SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P. and Squarepoint Diversified Partners Fund Limited. SilverArc Capital Management, LLC is the controlling entity of each of SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P. and Squarepoint Diversified Partners Fund Limited. SilverArc Capital Management, LLC is 100% owned by Devesh Gandhi, the controlling person. The address for SilverArc Capital Management, LLC is 20 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

(8)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 25,000 shares of common stock and (ii) 25,000 shares of common stock issuable upon exercise of Warrants, in each case held by Aaron A. Grunfeld and Patricia Greenberg-Grunfeld. The address for the selling stockholder is 9454 Wilshire Blvd., Suite 600, Beverly Hills, CA 90212.

(9)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Andes Capital Financing LLC. The address for the selling stockholder is 7139 Hillgreen Drive, Dallas, TX 75214.

(10)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 55,942 shares of common stock and (ii) 45,942 shares of common stock issuable upon exercise of Warrants, in each case held by Fatima, LLC. The address for the selling stockholder is 7139 Hillgreen Drive, Dallas, TX 75214.

(11)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 1,531,394 shares of common stock and (ii) 1,531,394 shares of common stock issuable upon exercise of Warrants, in each case held by Andrew Schwartzberg. The beneficial ownership amounts in the table above do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. The address for the selling stockholder is 1135 Rivas Canyon Road, Pacific Palisades, CA 90272.

(12)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by The Rachitsky Family Trust Dated 10-26-2010. The address for the selling stockholder is 54 Dapplegray Rd, Bell Canyon, CA 91307.

(13)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 76,570 shares of common stock and 76,570 shares of common stock issuable upon exercise of Warrants, in each case held by Anthony Digiandomenico and Jessica Digiandomenico, and (ii) 104,164 shares of common stock issuable upon exercise of warrants held by Anthony Digiandomenico. Mr. Digiandomenico is Chief of Transactions and a Director of Public Ventures, LLC, a registered broker-dealer. The shares reported as held by Anthony Digiandomenico and Jessica Digiandomenico do not include any shares owned by Public Ventures, LLC. The address for the selling stockholders is 14135 Midway Road, Suite G-150, Addison, TX 75001.

(14)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock issuable upon exercise of Warrants, in each case held by Artem Sagalovich. The address for the selling stockholder is 17828 Margate Street, Apt. 207, Encino, CA 91316.

(15)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 6,126 shares of common stock and (ii) 6,126 shares of common stock issuable upon exercise of Warrants, in each case held by Austin F Elkins and Rebecca L Elkins. The address for the selling stockholder is 400 Cooper Lane, Coppell, TX 75019.

(16)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 22,971 shares of common stock and (ii) 22,971 shares of common stock issuable upon exercise of Warrants, in each case held by Charles B. Humphrey. The address for the selling stockholder is 3500 Lexington Avenue, Dallas, TX 75205.

(17)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by William Noble Jr. The address for the selling stockholder is 3131 Maple, Apt. 4E, Dallas, TX 75201.

(18)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Brett Schafer. The address for the selling stockholder is 12100 Dewey St., Los Angeles, CA 90066.

(19)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 76,570 shares of common stock and (ii) 76,570 shares of common stock issuable upon exercise of Warrants, in each case held by Brian Weitman. The address for the selling stockholder is 210 23rd Street, Santa Monica, CA 90402.

(20)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by MCM Partners, L.P. Cappy McGarr, the general partner of MCM Partners,

L.P., may be deemed to be the beneficial owner of all shares held by MCM Partners, L.P. The address for the selling stockholder is 1901 N Akard, Dallas, TX 75201.
(21)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Christopher Domencic. The address for the selling stockholder is 21159 White Clay Place, Leesburg, VA 20175.

(22)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 300,000 shares of common stock and 300,000 shares of common stock issuable upon exercise of Warrants, in each case held by Christopher A. Marlett Living Trust, and (ii) 312,492 shares of common stock issuable upon exercise of warrants held by Christopher Marlett. Mr. Marlett is the Chief Executive Officer of Public Ventures, LLC, a registered broker-dealer. Mr. Marlett exercises voting and dispositive authority over the securities held by Public Ventures, LLC. The shares reported as held by Christopher A. Marlett Living Trust do not include any shares owned by Public Ventures, LLC. The address for the selling stockholder is 14135 Midway Road, Suite G-150, Addison, TX 75001. Mr. Marlett served as a Director of the Company from June 2015 until February 2020.

(23)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,000 shares of common stock and (ii) 30,000 shares of common stock issuable upon exercise of Warrants, in each case held by Cliff Martin Living Trust. The address for the selling stockholder is 23901 Calabasas Road, Suite 1010, Calabasas, CA 91302.

(24)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock issuable upon exercise of Warrants, in each case held by The Daniel B Root Revocable Trust. The address for the selling stockholder is 1521 SW 61st Drive, Portland, OR 97221.

(25)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 199,701 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Candlestick Lane Investments, LP. Daniel Verret exercises voting and investment authority over the shares held by this selling stockholder. The address for the selling stockholder is 6545 Preston Road, Suite 200, Plano, TX 75024.

(26)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 153,139 shares of common stock and (ii) 153,139 shares of common stock issuable upon exercise of Warrants, in each case held by Erick Richardson Jr. The address for the selling stockholder is 11290 Chalon Rd., Los Angeles, CA 90049.

(27)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Feliks Manyak and Polina Manyak. The address for the selling stockholder is 29000 Freshwater Drive, Agoura Hills, CA 91301.

(28)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 91,314 shares of common stock, (ii) 15,314 shares of common stock issuable upon exercise of Warrants and (iii) 24,999 shares of common stock issuable upon exercise of warrants, in each case held by Gary A. Schuman. Mr. Schuman is the Chief Financial Officer of Public Ventures, LLC, a registered broker-dealer. The shares reported as held by Mr. Schuman do not include any shares owned by Public Ventures, LLC. The address for the selling stockholder is PO Box 247, Los Gatos, CA 95031.

(29)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 261,595 shares of common stock and (ii) 261,595 shares of common stock issuable upon exercise of Warrants, in each case held by Public Ventures, LLC, a registered broker-dealer. Public Ventures, LLC is a wholly owned subsidiary of MDB Capital Holdings, LLC. Christopher Marlett is Chief Executive Officer of Public Ventures, LLC and has voting and dispositive power over the shares held by Public Ventures, LLC. Public Ventures, LLC is a broker-dealer and was a placement agent in the Private Placement. The address for the selling stockholder is 4209 Meadowdale Lane, Dallas, TX 75229.

(30)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 70,444 shares of common stock and (ii) 70,444 shares of common stock issuable upon exercise of

Warrants, in each case held by George H. Brandon and Ruth M. Brandon. The address for the selling stockholder is 859 Southern Shore Dr., Peachtree City, GA 30269.
(31)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Arnao Trust. The address for the selling stockholder is 216 S Redondo Ave., Manhattan Beach, CA 90266.

(32)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Joseph E Januszewski and Ashley B Januszewski. The address for the selling stockholder is 4333 Livingston Avenue, Dallas, TX 75205.

(33)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 91,884 shares of common stock and (ii) 91,884 shares of common stock issuable upon exercise of Warrants, in each case held by Catalysis Partners, LLC (the “Catalysis Fund”). Francis Capital Management, LLC serves as the general partner and investment manager to the Catalysis Fund and may be deemed to be the beneficial owner of all shares held by the Catalysis Fund. John Francis, as Managing Member of Francis Capital Management, LLC, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of common stock held by the Catalysis Fund. The address for the selling stockholder is 610 Main Street, Venice, CA 90291.

(34)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Polaris Prime Small Cap Value, LP. The address for the selling stockholder is 735 Johnnie Dodds Blvd, Suite 105, Mt. Pleasant, SC 29464.

(35)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by John C. Pernell Jr. The address for the selling stockholder is 735 Johnnie Dodds Blvd, Suite 105, Mt. Pleasant, SC 29464.

(36)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 495,420 shares of common stock and (ii) 75,000 shares of common stock issuable upon exercise of Warrants, in each case held by John Stanley Revocable Trust dated 8/4/2006. The address for the selling stockholder is 1095 Winding River Road, Vero Beach, FL 32963.

(37)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 3,063 shares of common stock and (ii) 3,063 shares of common stock issuable upon exercise of Warrants, in each case held by Karla Mansell. The address for the selling stockholder is Villas de Fatima Casa 12, Santo Domingo, Nicaragua.

(38)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Kevin Cotter and Amy Cotter, and (ii) 58,332 shares of common stock issuable upon exercise of warrants held by Kevin Cotter. The address for the selling stockholder is 1125 S Race Street, Unit 207, Denver, CO 80210.

(39)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Causeway Bay Capital LLC. The address for the selling stockholder is 3651 Lindell Road, Suite D #257, Las Vegas, NV 89103.

(40)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock issuable upon exercise of Warrants, in each case held by Len R Adamson. The address for the selling stockholder is 5770 Hoye Canyon Rd, Las Vegas, NV 89148.

(41)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by MacDonald J Bowyer. The address for the selling stockholder is 1724 Newport Hills Dr W, Newport Beach, CA 92660.

(42)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 1,531,394 shares of common stock and 1,531,394 shares of common stock issuable upon exercise of Warrants, in each case held by Strome Mezzanine Fund II, LP (“Strome Mezz II”); (ii) 50,229 shares of common stock held by the Mark E. Strome Living Trust (“Strome Trust”) and (iii) 46,103 shares of common stock held by Strome Mezzanine Fund, LP (“Strome Mezz” and together with Strome Mezz II and Strome Trust, the “Strome Entities”). The beneficial ownership amounts in the table above do not give effect to the Beneficial Ownership Limitation solely for illustrative purposes. The general manager of Strome Mezz II and Strome Mezz is Strome Group, LP. Strome Group, Inc. is the general manager of Strome Group, LP. Strome Trust is the sole owner of Strome Group, Inc. Mark E. Strome has the authority to revoke the Strome Trust. Mr. Strome may be deemed to have voting and dispositive power over the shares held by the Strome Entities. The address for the selling stockholder is 1688 Meridian Avenue, Suite 700, Miami Beach, FL 33139.

(43)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 10,720 shares of common stock and (ii) 10,720 shares of common stock issuable upon exercise of Warrants, in each case held by Martina Lang. The address for the selling stockholder is Km 11 Carretera a Masaya, Managua, Nicaragua.

(44)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,000 shares of common stock and (ii) 15,000 shares of common stock issuable upon exercise of Warrants, in each case held by Kepmen Capital LLC. The address for the selling stockholder is 415 E 52nd Street 10MC, New York, NY 10022.

(45)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Matthew Jones. The address for the selling stockholder is 3907 Park Lane, Dallas, TX 75220.

(46)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by The Mihir Parikh and Keerti Gurushanthaiah Trust (DTD 11-22-2005). The address for the selling stockholder is 10877 Equestrian Ridge Court, San Diego, CA 92130.

(47)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by MN Trust. The address for the selling stockholder is 5933 Monforton School Road, Bozeman, MT 59718.

(48)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 61,256 shares of common stock and (ii) 61,256 shares of common stock issuable upon exercise of Warrants, in each case held by Nimish Patel. The address for the selling stockholder is 521 16th Street, Santa Monica, CA 90402.

(49)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Paul Acker and Shauna Acker JTWROS. The address for the selling stockholder is 757 Fort Ebey Road, Coupeville, WA 98239.

(50)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 153,139 shares of common stock and (ii) 153,139 shares of common stock issuable upon exercise of Warrants, in each case held by Bristol Investment Fund Ltd. Bristol Capital Advisors, LLC is the investment manager of Bristol Investment Fund Ltd. Paul Kessler, as manager of Bristol Capital Advisors, LLC and a director of Bristol Investment Fund Ltd., has voting and investment control over the shares. The address for the selling stockholder is c/o Bristol Capital Advisors, LLC, 555 Marin St., #140, Thousand Oaks, CA 91360.

(51)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 15,314 shares of common stock and (ii) 15,314 shares of common stock issuable upon exercise of Warrants, in each case held by Paul S. Tomaso. The address for the selling stockholder is 4422 Northcrest Rd., Dallas, TX 75229.

(52)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 1,828,501 shares of common stock and (ii) 306,279 shares of common stock issuable upon exercise of

Warrants, in each case held by Peter A. Appel. The address for the selling stockholder is 3505 Main Lodge Drive, Coconut Grove, FL 33133.
(53)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 7,657 shares of common stock and (ii) 7,657 shares of common stock issuable upon exercise of Warrants, in each case held by Rafe W Wilkinson. The address for the selling stockholder is 325 Charmian Rd, Richmond, VA 23226-1704.

(54)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 45,942 shares of common stock and (ii) 45,942 shares of common stock issuable upon exercise of Warrants, in each case held by Ricardo Barrios Velasquez. The address for the selling stockholder is Cortijo Los Laureles, appto 17B, San José, Costa Rica.

(55)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 45,942 shares of common stock and (ii) 45,942 shares of common stock issuable upon exercise of Warrants, in each case held by Ricardo Barrios Solorzano. The address for the selling stockholder is El Mirador, Santo Domingo, Condominio La Cañada, Casa 1105, Managua, Nicaragua.

(56)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 7,657 shares of common stock and (ii) 7,657 shares of common stock issuable upon exercise of Warrants, in each case held by Richard J Hofstra and Donna J Hofstra. The address for the selling stockholder is 1501 Beaver Creek Dr., Plano, TX 75093.

(57)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 45,942 shares of common stock and (ii) 45,942 shares of common stock issuable upon exercise of Warrants, in each case held by OPMFMK LLC, a Nevada LLC. The address for the selling stockholder is 21650 Oxnard Street, Suite 500, Woodland Hills, CA 91367.

(58)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 30,628 shares of common stock and (ii) 30,628 shares of common stock issuable upon exercise of Warrants, in each case held by Street and Audrey Reeves Family trust 4-24-2004. The address for the selling stockholder is 4001 Calle Sonora, Unit 1G, Laguna Woods, CA 92637.

(59)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 7,657 shares of common stock and (ii) 7,657 shares of common stock issuable upon exercise of Warrants, in each case held by Carter Revocable Living Trust U/A 1-8-2019, Todd Carter, Erin Hansen Carter, TTEES. The address for the selling stockholder is 22908 53rd Ave SE, Bothell, WA 98021.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, assignees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants or Warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants or Warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of Cue Biopharma, Inc. as of December 31, 2021 and 2020 and for the years then ended incorporated in this prospectus by reference from the Cue Biopharma, Inc. Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cuebiopharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiary and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the shares covered by this prospectus, other than the portions of those documents not deemed to be filed.

(1)

Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022 (including information specifically incorporated by reference therein from our Proxy Statement filed with the SEC on April 29, 2022);

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022;

(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 4, 2022;

(4)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022;

(5)	Our Current Reports on Form 8-K filed with the SEC on February 18, 2022, March 30, 2022, June 10, 2022, June 22, 2022 and November 15, 2022;

(6)

The description of our common stock contained in our Registration Statement on Form 8-A filed on December 13, 2017, as updated by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, and including any amendments or reports filed for the purpose of updating such description; and

(7)	Any other filings we make pursuant to the Exchange Act after the date of filing the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or calling us using the following contact information:

Cue Biopharma, Inc.

40 Guest Street

Boston, Massachusetts 02135

Attention: Daniel R. Passeri, Chief Executive Officer

Telephone: (617) 949-2680

18,376,812 Shares

Common Stock

PROSPECTUS

                , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals or other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$7,452.46
Accounting fees and expenses	25,000
Legal fees and expenses	40,000
Printing agent fees and expenses	3,000
Miscellaneous fees and expenses	6,500

Total	$81,952.46

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (“DGCL”) and our Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”) and Amended and Restated Bylaws.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that our Amended and Restated Certificate of Incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Article VI of our Amended and Restated Certificate of Incorporation states that our directors shall not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

Article V of our Amended and Restated Certificate of Incorporation provides that we shall indemnify (and advance expenses to) our officers and directors to the full extent permitted by the DGCL.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. We intend to indemnify directors and executive officers against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf such directors or executive officers and for any expenses actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also intend to advance to our directors and executive officers expenses (including attorney’s fees) incurred by such directors and executive officers in advance of the final disposition of any action after the receipt by the Company of a statement or statements from directors or executive officers requesting such payment or payments from time to time, provided that such statement or statements are accompanied by an undertaking, by or on behalf of such directors or executive officers, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by the Company.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about providing notice to the Company of any action in connection with which a director or executive officer seeks indemnification or advancement of expenses from the Company and provisions concerning the determination of entitlement to indemnification or advancement of expenses.

Item 16.	Exhibits

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 9, 2020 (File No. 001-38327)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 5, 2017 (File No. 333-220550)).

4.3	Specimen Certificate representing shares of common stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 5, 2017 (File No. 333-220550)).

4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 15, 2022 (File No. 001-38327)).

4.5	Form of Warrant to Purchase Common Stock or Pre-Funded Warrants (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 15, 2022 (File No. 001-38327)).

4.6	Form of Securities Purchase Agreement, dated November 14, 2022, by and among the Registrant and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 15, 2022 (File No. 001-38327)).

4.7	Registration Rights Agreement, dated November 14, 2022, by and among the Registrant and the other parties thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 15, 2022 (File No. 001-38327)).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of RSM US LLP, independent registered public accounting firm for the Registrant.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to the Registration Statement).

107	Filing Fee Table.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 6th day of December, 2022.

CUE BIOPHARMA, INC.

By:	/s/ Daniel R. Passeri
	Name:	Daniel R. Passeri
	Title:	Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Cue Biopharma, Inc. hereby severally constitute and appoint Daniel R. Passeri and Kerri-Ann Millar, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Cue Biopharma, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel R. Passeri Daniel R. Passeri	Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2022

/s/ Kerri-Ann Millar Kerri-Ann Millar	Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2022

/s/ Frederick Driscoll Frederick Driscoll	Director	December 6, 2022

/s/ Aaron Fletcher Aaron Fletcher	Director	December 6, 2022

/s/ Tamar Howson Tamar Howson	Director	December 6, 2022

/s/ Peter Kiener Peter Kiener	Director	December 6, 2022

/s/ Frank Morich Frank Morich	Director	December 6, 2022